UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue, Dallas, Texas 75219
(Address of principal executive offices) (Zip Code)

(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On July 23, 2015, Energy Transfer Partners, L.P. (the “Partnership”) issued a press release announcing that the Partnership’s Board of Directors approved a cash distribution increase to $1.035 per unit ($4.14 annualized) on ETP common units for the quarter ended June 30, 2015.
A copy of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 8.01. Other Events.
On July 23, 2015, the Partnership announced that its Board of Directors has approved a quarterly distribution of $1.035 per unit ($4.14 annualized) on ETP common units for the quarter ended June 30, 2015. The cash distribution will be paid on August 14, 2015 to unitholders of record as of the close of business on August 6, 2015.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description of the Exhibit
Exhibit 99.1	Energy Transfer Partners, L.P. Press Release, dated July 23, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By:    Energy Transfer Partners GP, L.P., its general partner
By:     Energy Transfer Partners, L.L.C., its general partner

By: _ /s/ Thomas P. Mason__
Thomas P. Mason
Senior Vice President and General Counsel
Dated: July 23, 2015

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
99.1	Energy Transfer Partners, L.P. Press Release dated July 23, 2015.